GTECH Corporation, a Delaware corporation, is the sole subsidiary of the Company. The wholly-owned subsidiaries of GTECH Corporation, and other entities affiliated with GTECH Corporation, are set forth below along with the respective jurisdictions (in parentheses) in which each entity has been organized.


Dreamport, Inc. (Delaware) (formerly GTECH Gaming sub. 1)

Environmental Paper Products, Inc. (RI)

GameScape, Inc. (RI)

Gaming Systems Corporation (Delaware)

Gana de Mexico S.A. de C.V.

Grand Cards Systems (Shanghai) Ltd. (China)

GRYTEK Co. Ltd. (Poland)

GTECH Argentina S.A. (Argentina)

GTECH Asia Corporation (Delaware)

GTECH Australasia Corporation (Delaware)

GTECH Canada Computer Systems Corporation (Canada)

GTECH Computer Systems Sdn Bhd (Malaysia)

GTECH Corporation (Delaware)

GTECH Corporation (Utah)

GTECH Corporation Chile, S.A. (Chile)

GTECH Czechoslovakia Corporation (Delaware)

GTECH De Mexico S.A. de C.V. (Mexico)

GTECH Eesti A.S. (Estonia)

GTECH Espana Corporation (Delaware)

GTECH Europe S.A. (Belgium)

GTECH Export Corporation (United States Virgin Islands)

GTECH Far East Pte Ltd (Singapore)

GTECH Foreign Holdings Corporation (Delaware)

GTECH Gaming Subsidiary 2 Corporation  (Delaware)
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GTECH Ireland Corporation (Delaware)

GTECH Italy Corporation (Delaware)

GTECH Latin America Corporation (Delaware)

GTECH LIT Corporation (Lithuania)

GTECH Lithuania Corporation (Delaware)

GTECH Management P.I. Corporation (Delaware)

GTECH Nevada Corporation (Delaware)

GTECH Northern Europe Corporation (Delaware)

GTECH Offshore Services Limited (Jersey, Channel Islands)

GTECH South Africa Corporation (Delaware)

GTECH Suffolk Corporation (Delaware)

GTECH Sweden Corporation (Delaware)

GTECH Taiwan Corporation (Delaware)

GTECH Texas Corporation (Delaware)

GTECH U.K. Limited (U.K.)

GTECH U.K. Corporation (Delaware)

GTECH Venezuela Corporation (Delaware)

GTECH Worldserv, Inc. (Delaware)

GTECH Worldserv International, Inc. (Delaware)

GTECH Worldwide Services Corporation (Delaware)

Innovative Environmental Technologies, Inc. (Delaware)

LAC Corporation (Rhode Island)

Loteria Asociada S.A. (Argentina)

Oy GTECH Finland Ab. (Finland)

Technology Risk Management Services, Inc.
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Technology Travel Corporation (Delaware)

Transaction Strategies Inc. (Delaware)

Transactive Corporation (Delaware)
(formerly GTECH Administrative Services Corp.)

Via Video Corporation (Delaware)

Watson Land Company (Rhode Island)


            GTECH Corporation Affiliates

West Greenwich Technology Associates, L.P. (limited partnership)

Lottery Technology Enterprises (D.C.) (joint venture)

Pro-Olimpic S.R.L. (Romania) (joint venture)

GTECH do Brazil Commercial Ltda (Brazil) ("Limitada")

Racimec Information Brasiliera (Brazil) (Minority interest in corporation)

BTN Telecommunicados Ltda (Brazil) ("Limitada")